Exhibit 99.1

April 1, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners and Fermaca to
Construct an Export Natural Gas Pipeline from West Texas to Mexico

Project Will Expand the Partnership’s Export Capabilities

TULSA, Okla. – April, 1, 2015 – ONEOK Partners, L.P. (NYSE: OKS) today announced that it has entered into a 50-50 joint venture with a subsidiary of Fermaca Infrastructure B.V. (Fermaca), a Mexico City-based natural gas infrastructure company, to construct a pipeline that would transport natural gas from the Permian Basin in West Texas to Mexico.

The Roadrunner Gas Transmission pipeline project extends from ONEOK Partners’ ONEOK WesTex Transmission natural gas pipeline system at Coyanosa, Texas, west to a new international border-crossing connection at the U.S. and Mexico border near San Elizario, Texas, where it will connect with Fermaca’s Tarahumara Gas Pipeline.

“We are pleased to partner with Fermaca on this strategic pipeline project and about the opportunity to add to our extensive 36,000-mile integrated network of natural gas and natural gas liquids pipelines,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners.

The project, to be constructed in phases, includes approximately 200 miles of new, 30-inch diameter pipeline currently designed to transport up to 640 million cubic feet per day (MMcf/d) of natural gas, with up to 570 MMcf/d to be transported to Mexico’s growing markets. Precedent Agreements representing the initial design capacity have been executed with the Comisión Federal de Electricidad (CFE), Mexico’s national electric utility, and a subsidiary of Fermaca. All transportation agreements will be firm (take-or-pay) and have a term of 25 years. Roadrunner was fully subscribed in its initial design through an open season process that ran from Dec. 2, 2014, to Dec. 26, 2014. Additional capacity could become available through future expansions depending on the demands of the market.

“ONEOK Partners’ strategically integrated assets position us well to provide this service to the CFE and the expanding natural gas markets in Mexico. We look forward

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ONEOK Partners and Fermaca to Construct
An Export Natural Gas Pipeline from West Texas to Mexico

to building a long-term, strategic relationship with the CFE and to this project meeting the ongoing demand needs of the large natural gas consumers in Mexico,” added Spencer.

“We see Roadrunner as a gateway asset that will connect Mexico’s rapidly growing natural gas markets with U.S. producers in the developing Permian Basin. The pipeline will connect with ONEOK Partners’ extensive existing natural gas pipeline and storage infrastructure in Texas and create a platform for future cross-border development opportunities. These integrated assets also will provide markets in Mexico access to upstream supply basins in West Texas and the Mid-Continent, which adds location and price diversity to their supply mix and helps CFE replace fuel oil-based power plants with natural gas-fueled power plants, which are friendlier on the environment and less expensive,” concluded Spencer.

The first phase of the pipeline project for 170 MMcf/d of available capacity is expected to be completed by the first quarter 2016. The second phase, which will increase the pipeline’s available capacity to 570 MMcf/d, is expected to be completed in the first quarter 2017. The third and final phase of the project is expected to be completed in 2019 and will increase available capacity on the pipeline to 640 MMcf/d. ONEOK Partners will manage the construction of the project and will be the operator of the pipeline upon its completion. The estimated cost of the project is approximately $450 million to $500 million.

“The signing of this joint venture agreement with ONEOK Partners is another key step in Fermaca’s plans to extend its network of gas pipelines across Mexico and into the U.S.,” said Manuel Calvillo Alvarez, chief operating officer and executive vice president of Fermaca. “A confluence of factors, including ambitious growth targets, a favorable regulatory and political framework, and an abundance of planned projects mean that it is a great time to be investing in the build-out of natural gas infrastructure in and around Mexico. In ONEOK, we have found a partner that recognizes the Mexican opportunity, and we really look forward to working with them.”

Fermaca, a leading gas infrastructure player in Mexico, develops, builds, owns and operates pipelines and other related energy assets in the country. The company’s gas transportation customers include Mexico’s largest energy companies. Its current operating pipelines are capable of transporting 1.2 billion cubic feet per day, which constitutes approximately 20 percent of Mexico’s natural gas supply.

ONEOK WesTex Transmission is an intrastate natural gas pipeline system operating within Texas, consisting of approximately 2,227 miles of pipeline. This project is subject to receipt of customary governmental approvals.

EDITOR’S NOTE:

View a map showing the location of the Roadrunner Gas Transmission pipeline project.

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ONEOK Partners and Fermaca to Construct
An Export Natural Gas Pipeline from West Texas to Mexico

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 37.8 percent of the overall partnership interest, as of Dec. 31, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained or incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the proposed construction and capacity of the Roadrunner project and related infrastructure, the schedule and costs to complete the proposed project and related infrastructure, and potential future cross-border development opportunities related to the proposed project. These forward-looking statements are made in reliance on the safe-harbor protections provided under federal securities legislation and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Partners
New Roadrunner/OWT Interconnect
New Roadrunner/OWT Interconnect
New San Elizario Border Crossing
ONEOK WesTex Transmission
Roadrunner Gas Transmission
Tarahumara Pipeline
NEW MEXICO
Chaves
Dona Ana
Otero
Eddy
El Paso
Loving
Winkler
Ward
Hudspeth
Culberson
TEXAS
Reeves
MEXICO
Jeff Davis
Pecos
Presidio
Brewster

ONEOK PARTNERS